As filed with the U.S. Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

5582 Broadcast Court Sarasota, Florida, 34240

(978) 878-9505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Shum

Chief Executive Officer

INVO Fertility, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc A. Indeglia, Esq.

Charles Martin, Esq.

Ravneet Purewal, Esq.

Glaser Weil Fink Jordan Howard & Shapiro LLP

10250 Constellation Blvd, 19th Floor

Los Angeles, California 90067

Telephone: (310) 553-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offeror sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 24, 2026

INVO Fertility, Inc.

Up to 20,000,000 Shares of Common Stock

This prospectus relates to the offering and resale by Alumni Capital LP (“Alumni” or the “Selling Stockholder”) of up to 20,000,000 shares (the “Shares”) of common stock of INVO Fertility, Inc. (“we,” “us,” “our,” or the “Company”), par value $0.0001 per share (the “Common Stock”).

The Shares may be issued and sold to the Selling Stockholder pursuant to the Any Market Purchase Agreement, dated July 24, 2026, that we entered into with Alumni (the “Purchase Agreement”). See “The Alumni Capital Transaction” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Alumni. The prices at which Alumni may resell the Shares offered hereby will be determined by the prevailing market price for the Common Stock or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares of Common Stock by Alumni. However, we may receive aggregate gross proceeds of up to $15,000,000 from the sale of the Shares to Alumni pursuant to the Purchase Agreement once the registration statement that includes this prospectus is declared effective, which may be increased to up to $50,000,000 by mutual agreement of us and Alumni.

Alumni may sell or otherwise dispose of the Shares described in this prospectus in a number of different ways and at varying prices, which may be determined by the prevailing market price for the Common Stock or in negotiated transactions. See “Plan of Distribution” for more information about how Alumni may sell or otherwise dispose of the Shares being registered pursuant to this prospectus. Alumni is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Alumni will pay all brokerage fees and commissions and similar expenses, other than clearing costs incurred in connection with depositing the Shares for Alumni’s benefit, which we shall bear. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Shares, including legal and accounting fees. See “Plan of Distribution.”

This prospectus describes the manner in which the Shares may be sold or otherwise disposed of by Alumni. You should carefully read this prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. See “Plan of Distribution” for additional information regarding the sale or other disposition by Alumni of the Shares.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IVF”. The last reported sale price for our Common Stock as reported on Nasdaq on July 23, 2026 was $1.02 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is               , 2026.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “the Company,” “INVO Fertility,” “INVO,” “we,” “us,” and “our” refer to INVO Fertility, Inc. and our consolidated subsidiaries.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). The Selling Stockholder may, from time to time, sell or otherwise dispose of the Shares as described in this prospectus. We will not receive any proceeds from the sale or other disposition of the Shares by the Selling Stockholder.

Neither we, nor any of our officers, directors, agents, representatives, or the Selling Stockholder make any representation to you about the legality of an investment in our common stock, par value $0.0001 per share (the “Common Stock”). You should not interpret the contents of this prospectus to be legal, business, investment, or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our securities.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The shares of Common Stock and warrants are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are our property or the property of one of our subsidiaries. This prospectus also contains trademarks, service marks, trade names, and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which we have obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that this information is accurate or complete. We have not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts, and market research, which we believe to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. Our internal surveys are based on data we have collected over the past several years, which we believe to be reliable. Management estimates are derived from publicly available information, our knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of our future performance, and the future performance of our industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents we file with the SEC from time to time. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment, and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies, or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

The SEC allows us to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement, and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the entire prospectus carefully, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, and related notes included elsewhere in this prospectus and the information incorporated into this prospectus by reference. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “INVO Fertility,” “INVO,” or “the Company” refer to INVO Fertility, Inc. and our subsidiaries.

The Company

We are a healthcare services and technology company focused on the fertility marketplace and dedicated to expanding access to assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on acquiring, establishing, and operating fertility clinics and related businesses and technologies. Our acquisition strategy focuses on US-based, profitable fertility clinics. Our clinics offer a variety of fertility services including in vitro fertilization (“IVF”) and the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”).  As of the date of this filing, we have four fertility clinics in the United States. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics. We also intend to seek out additional, innovative fertility-focused technologies, to license or acquire in order to utilize within our clinics.

Fertility Clinics

On February 18, 2026, we completed our acquisition of Family Beginnings, P.C., an Indiana based fertility clinic that offers both IVF and IVC (“Family Beginnings” or the “Indiana Clinic”).

On August 10, 2023, we consummated the first acquisition of an existing fertility clinic, the Wisconsin Fertility Institute (“WFI”). As an established and profitable clinic, the closing of the WFI acquisition more than tripled our annual revenue and became a major part of our clinic-based operations. The acquisition accelerated our transformation from a medical device company to a healthcare services company and immediately added scale and a significant source of positive cash flow to our overall operations. The acquisition of profitable IVF clinics complements our efforts to build new INVO Centers, and we expect to continue this strategy to accelerate overall growth.

On March 10 and June 28, 2021, we established joint ventures to open INVO Centers in Birmingham, Alabama, and Atlanta, Georgia, respectively. We established these clinics to increase use of the INVOcell, to accelerate the growth and awareness of the IVC procedure, and to expand the availability of statistical and clinical data supporting its use. These clinics also represent our initial entry into clinic-based fertility operations and enabled us to expand our revenue per fertility cycle from hundreds of dollars (from the sale of each INVOcell device) to thousands of dollars, and to significantly advance our path to building greater scale in our overall operations and to reaching profitability. We acquired 100% of the INVO Center in Birmingham in June 2026.

INVOcell Device

Our proprietary INVOcell® device enables fertilization and early embryo development to occur in vivo within the woman’s body - the world’s first IVC technique of its kind. Unlike IVF, which relies on expensive laboratory incubators, the INVOcell allows fertilization and early embryo development to take place in the woman’s body and has demonstrated equivalent pregnancy success and live birth rates as IVF.

While INVOcell remains part of our efforts, our strategy has expanded to focus more broadly on providing ART services through clinic operations.

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Certain Recent Developments

Increase in Authorized Common Stock (July 2026)

On July 23, 2026, our stockholders approved an amendment to our Amended and Restated Articles of Incorporation to increase our number of authorized shares of Common Stock from 50,000,000 to 250,000,000, and we filed a Certificate of Amendment to our Articles of Incorporation to increase our authorized shares of Common Stock for the same.

Acquisition of HRCFG

INVO Centers, LLC, a Delaware limited liability company (“INVO Centers” or “Purchaser”), our wholly owned subsidiary, is a party to that certain limited liability company agreement of HRCFG INVO LLC (“HRCFG INVO”) with HRCFG, LLC (“HRCFG”) to establish a joint venture partnership for a fertility clinic in Birmingham, Alabama (the “Alabama JV”). As a joint venture partner, HRCFG operated and managed the clinic under the name of Innovative Fertility Specialists.

On June 23, 2026, we consummated the acquisition of one-hundred percent (100%) of the membership interests of HRCFG pursuant to that certain Membership Interest Transfer Agreement (the “MITA”) by and among Purchaser, Karen Hammond (“Hammond”), Lisa Ray (“Ray”) and Nicholas Cataldo (“Cataldo” and collectively with Hammond and Ray, “Sellers”). Pursuant to the MITA, Sellers transferred all rights, title and interest in their respective membership interests (the “Membership Interests”) of HRCFG to Purchaser for a combined purchase price of $175,001, of which $1.00 was paid in cash on the closing date and $175,000 as additional consideration, $48,000 of which shall be payable to Sellers pro rata in equal monthly installments over a nine (9) month period starting in October 2026 and $127,000 of which shall be paid from HRCFG’s free cash flow.

Pursuant to the MITA, each Seller transferred, granted, conveyed, assigned and relinquished exclusively to HRCFG all of such Seller’s right, title, and interest in and to any assets, rights, or property of any kind that are primarily used in or necessary for the operation and management of the Alabama JV, including, without limitation, any intellectual property rights (collectively, the “Business Properties”). Under the MITA, for a period of approximately four (4) months (the “Transition Period”), Sellers will provide transition services to Purchaser, and for a period of twelve (12) months following the Transition Period (the “Support Period”), Sellers shall make themselves available to support HRCFG.

The Alabama JV is one of our four existing clinics. As a result of the acquisition, we now include the accounts of the Alabama JV in our consolidated financial statements on a prospective basis.

JAG Amendment

On May 27, 2026, we entered into a letter agreement (the “JAG May 2026 Letter”) with JAG Multi Investments LLC (“JAG”) pursuant to which (i) the maturity date of certain previously issued convertible notes with a principal balance of $660,000 (the “JAG Notes”) was extended until December 31, 2026, (ii) we agreed to repay the JAG Notes in monthly installments of $50,000 starting in April 2026 with a balloon payment at the end of December 2026, (iii) confirmation that if we raise more than $3,000,000 after the date of the JAG May 2026 Letter, we shall pay ten percent (10%) of any proceeds in excess of $3,000,000 to accelerate repayment of the JAG Notes, (iv) the conversion price of the JAG Notes was reset to $1.60, (v) we agreed to issue to JAG a new warrant (the “JAG May 2026 Warrant”) to purchase up to 150,000 shares of our Common Stock at an exercise price of $1.60 per share, exercisable for five years from the date of issuance, and (vi) we agreed to the reset of the conversion and exercise prices of the JAG Notes and JAG May 2026 Warrant, respectively, to equal the price of any future financing based on a share price that is lower than the conversion and exercise prices then in effect. As a result of partial conversions of and payments on the JAG Notes, the aggregate principal balances on the JAG Notes has been reduced to $287,333.

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Nasdaq

On April 23, 2026, we received a letter (the “10-K Letter”) from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we failed to file our Annual Report on Form 10-K for the year ended December 31, 2025 (the “10- K Filing”), on a timely basis and, as such, no longer satisfies Nasdaq Listing Rule 5250(c)(1) (the “Timely Filing Rule”).

On May 27, 2026, we received an additional letter (the “10-Q Letter”) from the Staff indicating that we failed to file our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “10-Q Filing”), on a timely basis.

Both letters also stated that, in accordance with Nasdaq rules, we have 60 calendar days from the date of the 10-K Letter to submit a plan to regain compliance with the Timely Filing Rule. Should the Staff accept such plan, it could grant an exception of up to 180 calendar days from the 10-K Filing’s due date, or until October 13, 2026, to regain compliance.

On June 2, 2026, we filed the 10-K Filing with the SEC. On June 9, 2026, the Staff notified us that we were no longer noncompliant on its 10-K filing, but, as the 10-Q Filing had not been completed, we were still noncompliant with the Timely Filing Rule.

On June 22, 2026, we filed the 10-Q Filing with the SEC. On June 23, 2026, the Staff notified us that we complied with the Timely Filing Rule and the matter was closed.

Reverse Stock Split (March 2026)

On March 25, 2026, we filed a certificate of change with the Secretary of State of Nevada to effectuate a reverse split of our Common Stock at a ratio of 1-for-5, and our authorized Common Stock was proportionately reduced to 50,000,000 shares from 250,000,000 shares. The reverse stock split took effect on March 27, 2026. All share information included in this prospectus has been reflected as if the reverse stock split occurred as of the earliest period presented

Closing of Family Beginnings Acquisition

On February 18, 2026, we completed the acquisition of Family Beginnings. The transaction was executed through our wholly owned subsidiary Wood Violet Fertility, LLC (“Wood Violet”). The total purchase price was approximately $760,000, consisting of $360,000 in cash, of which $210,000 was paid at closing, $150,000 is a holdback to be released six months from the closing date, and $400,000 in Series D Preferred Stock.

As part of the acquisition structure, we acquired the clinic’s non-medical business assets through Wood Violet, while the clinic’s medical assets were acquired by Fertility, P.A., which entered into a long-term Management Services Agreement with Wood Violet. Under this agreement, Wood Violet will provide management, administrative, laboratory, and operational support services to the clinic for an initial 10-year term, renewable for additional five-year periods. Fertility, P.A. agreed to reimburse Wood Violet for costs incurred in providing such services plus twenty percent (20%).

In connection with the acquisition, we also entered into a lease for approximately 4,387 square feet of clinic and office space in Indianapolis, effective March 1, 2026, with an initial term through July 31, 2033.

Founded more than a decade ago, Family Beginnings has built a strong reputation for delivering comprehensive fertility services with a highly personalized, patient-first approach. The clinic offers a full suite of reproductive services, including in vitro fertilization, intravaginal culture (as an early adopter of our INVOcell solution), ovulation induction, intrauterine insemination, fertility preservation, and diagnostic testing, supported by an experienced clinical and embryology team. The acquisition expands INVO’s clinical footprint and is expected to support continued growth of our fertility services platform.

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Warrant Inducement (January 2026)

On January 28, 2026, we entered into an inducement letter agreement (the “January 2026 Inducement Letter Agreement”) with an institutional investor and existing holder (the “Holder”) of the Common Warrants (as defined below).

The issuance of the shares of Common Stock upon exercise of such the Common Warrants was registered pursuant to a registration statement on Form S-1 (File No. 333-292206), which was declared effective by the SEC on December 29, 2025.

Pursuant to the January 2026 Inducement Letter Agreement, the Holder agreed to exercise the Common Warrants for cash at the exercise price of $7.95 per share in consideration for our agreement to issue new unregistered warrants to purchase up to an aggregate of 1,893,492 shares of Common Stock at an exercise price of $7.95 per share. Such new warrants will become exercisable upon receipt of such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from our stockholders with respect to issuance of all of such new warrants and the shares of Common Stock upon the exercise thereof and have a term of five and one-half years from the date stockholder approval is obtained.

We registered the resale of the shares underlying such new warrants pursuant to a registration statement on Form S-1 (File No. 333-293135), which was declared effective by the SEC on February 12, 2026, and we agreed to observe customary limitations on additional issuances of Common Stock and variable-rate financing arrangements for a limited period following the warrant inducement transaction.

The aggregate gross proceeds to us from the exercise of such existing warrants was approximately $7.5 million, before deducting offering expenses payable by us.

Maxim Group LLC (“Maxim”) acted as our financial advisor in connection with the inducement transaction.

Increase in Authorized Common Stock (January 2026)

On January 22, 2026, our stockholders approved an amendment to our Amended and Restated Articles of Incorporation to increase our number of authorized shares of Common Stock from 6,250,000 to 250,000,000, and we filed a Certificate of Amendment to our Articles of Incorporation to increase our authorized shares of Common Stock for the same.

Private Placement (December 2025)

On December 2, 2025, we entered into a securities purchase agreement with an institutional investor for a private placement of approximately $4.0 million in securities, comprised of 47,000 shares of Common Stock, pre-funded warrants to purchase 426,373 shares of Common Stock (the “Pre-Funded Warrants”), and common warrants to purchase 946,746 shares of Common Stock (the “Common Warrants”). The Common Warrants became exercisable on January 22, 2026 upon receipt of approval from the stockholders of INVO to increase the number of authorized shares of Common Stock available for issuance thereunder and as required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) with respect to issuance of all of such new warrants and the shares of Common Stock upon the exercise thereof, expired five years thereafter, and carried an exercise price of $8.45 per share. The Pre-Funded Warrants were immediately exercisable at $0.0005 per share until exercised in full.

In connection with the foregoing private placement, we entered into a placement agency agreement with Maxim on a reasonable best efforts basis, pursuant to which we agreed to pay the Placement Agent a fee equal to 8.0% of gross proceeds, warrants to purchase 23,669 shares of Common Stock at $10.5625 per share, and reimbursement of expenses up to $50,000.

Net proceeds from the private placement are being used to support our growth and liquidity needs, including funding a portion of the Family Beginnings P.C. acquisition, paying certain outstanding debt obligations, and providing additional working capital.

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THE OFFERING

Common Stock Offered by the Selling Stockholder	This prospectus covers the resale of a total of up to 20,000,000 shares of our Common Stock that we may sell to the Selling Stockholder pursuant to the Purchase Agreement from time to time after the registration statement that includes this prospectus is declared effective.

Common Stock to be Outstanding after this Offering	22,295,035 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of the Shares by the Selling Stockholder. However, we may receive aggregate gross proceeds of up to $15 million from the sale of our Common Stock to the Selling Stockholder under the Purchase Agreement described above, which may be increased to up to $50 million by mutual agreement of us and the Selling Stockholder. Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are expected to be used for commercialization and development of our products and product candidate, general corporate purposes, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds.”

Trading Symbol	Our Common Stock is currently trading on the Nasdaq Capital Market under the symbol of “IVF.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in our Common Stock.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 2,295,035 shares of Common Stock outstanding as of July 23, 2026. In addition, as of July 23, 2026, there were:

●	2,051,770 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $12.99 per share;

●	13,333 shares of Common Stock issuable upon the conversion of Series D Convertible Preferred stock with a conversion price of $6.00;

●	9,123 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $541.88 per share; and

●	1,000,000 shares of Common Stock reserved for future issuance under the 2019 Stock Incentive Plan.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes none of the securities above were converted or exercised.

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RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks and uncertainties. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly, and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to this Offering

The Selling Stockholder may choose to sell the shares at prices below the current market price.

The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

It is not possible to predict the actual number of Shares we will sell under the Purchase Agreement to the Selling Stockholder or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the Selling Stockholder at any time throughout the term of the Purchase Agreement. The actual number of Shares that are sold to the Selling Stockholder may depend based on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $15,000,000, which may impact our future liquidity. Because the price per share of each Share sold to the Selling Stockholder will fluctuate during the sales period, it is not currently possible to predict the number of Shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The terms of the Purchase Agreement limit the amount of Shares we may issue to the Selling Stockholder, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Purchase Agreement includes restrictions on our ability to sell our Shares to the Selling Stockholder, including, subject to specified limitations, if a sale would cause the Selling Stockholder to beneficially own more than 9.99% of our issued and outstanding shares of Common Stock we may not sell to the Selling Stockholder any Shares. Accordingly, we cannot guarantee that we will be able to sell the full amount of Shares that the Selling Stockholder has committed to purchase, if any. If we cannot sell the full amount of Shares that the Selling Stockholder has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

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Investors who buy shares at different times will likely pay different prices.

Investors who purchase Shares in this offering at different times will likely pay different prices and so may experience different levels of dilution and different outcomes in their investment results. Pursuant to the terms of the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of Shares sold to the Selling Stockholder. Similarly, the Selling Stockholder may sell shares of Common Stock issued pursuant to the Purchase Agreement at different times and at different prices. Investors may experience a decline in the value of the Shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to the Selling Stockholder at prices lower than the prices they paid.

The issuance of Common Stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, and the sale of such shares acquired by the Selling Stockholder could cause the price of our Common Stock to decline.

We are registering for resale by the Selling Stockholder of up to 20,000,000 shares of Common Stock that we may issue and sell to the Selling Stockholder under the Purchase Agreement from time to time. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares of Common Stock issued to the Selling Stockholder pursuant to the Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of Shares to the Selling Stockholder may cause the trading price of our Common Stock to decline.

The Selling Stockholder is irrevocably bound to purchase up to 20,000,000 Shares being registered for resale hereby provided that the conditions set forth in the Purchase Agreement are met within the limitation set forth in the Purchase Agreement and, following receipt by the Selling Stockholder of Shares issued to the Selling Stockholder under the Purchase Agreement, the Selling Stockholder may sell all, some or none of such Shares. The sale of a substantial number of shares of our Common Stock by the Selling Stockholder in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Our management will have broad discretion over the use of the net proceeds received from our sale of shares of Common Stock to the Selling Stockholder, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from the shares of Common Stock sold under the Purchase Agreement. We intend to use the net proceeds primarily for acquisitions of additional fertility clinics and related businesses, capital expenditures, working capital, and general and administrative expenses. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business or cause the market price of our Common Stock to decline.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the Selling Stockholder pursuant to this prospectus. We may receive up to $15 million in aggregate gross proceeds under the Purchase Agreement, which may be increased to up to $50 million by mutual agreement of us and the Selling Stockholder. See “Plan of Distribution” elsewhere in this prospectus for more information.

Any proceeds from the Selling Stockholder that we receive under the Purchase Agreement are currently expected to be used primarily for acquisitions of additional fertility clinics and related businesses, capital expenditures, working capital, and general and administrative expenses. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We have broad discretion in determining how the proceeds will be used, and our discretion is not limited by the aforementioned possible uses. As we are unable to predict the timing or amount of Shares that we may sell under the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such Shares. Our expected use of net proceeds represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve.

We will pay all expenses associated with effecting the registration of the Shares, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the shares for sale under applicable state securities laws, and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the sale or other disposition of the Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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THE ALUMNI CAPITAL TRANSACTION

General

On July 24, 2026, we entered into an Any Market Purchase Agreement (the “Purchase Agreement”) with Alumni. Pursuant to the Purchase Agreement, we have the right to sell to Alumni up to an aggregate of $15 million, unless we and Alumni mutually agree in writing to increase the Commitment Amount to an amount not to exceed $50 million (the “Commitment Amount”), of the shares of our Common Stock (“Shares”) from time to time during the term of the Purchase Agreement, subject to certain conditions and limitations. Sales of Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option and we are under no obligation to sell securities pursuant to this arrangement. The term of the Purchase Agreement is through the earlier of (i) June 30, 2028, (ii) the date on which Alumni shall have purchased the Shares pursuant to the Purchase Agreement for an aggregate purchase price of the Commitment Amount, (iii) the date on which the Common Stock ceases trading on an Eligible Market (as such term is defined in the Purchase Agreement), and (iv) upon commencement of certain bankruptcy proceedings.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement on Form S-1 that we agreed to file or confidentially submit with the SEC pursuant to the Purchase Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the period described above, to direct Alumni to purchase up to a fixed maximum number of Shares as set forth in the Purchase Agreement.

During the term, we may at our election, by written notice to Alumni (each, a “Purchase Notice”), cause Alumni to make a series of purchases of Shares, either (x) up to $1 million of shares of Common Stock (or up to $5 million upon mutual written agreement between us and Alumni) at the lowest daily dollar volume-weighted average price of the Common Stock (“VWAP”) for the five previous business days, multiplied by 94% (“Purchase Price Option 1”), (y) up to the lesser of (i) $1 million of shares of Common Stock (or up to $5 million upon mutual written agreement between us and Alumni) or (ii) 30% of the average daily trading volume of the Common Stock on the principal market on the date of the applicable Purchase Notice at the lowest traded price of the Common Stock for the previous business day, multiplied by 97% (“Purchase Price Option 2”), or (z) if the principal trading platform or market for the Common Shares will not be an Eligible Market on the applicable closing date, up to the lesser of (i) $300,000 of shares of Common Stock (or up to $1 million upon mutual written agreement between us and Alumni) or (ii) 250% of the median daily trading volume of the shares of our Common Stock on the principal market for the five previous business days at the lowest traded price of the Common Shares for the five previous business days, multiplied by 85.0% (“Purchase Price Option 3”).

We will control the timing and amount of any sales of Shares to Alumni. Actual sales of Shares to Alumni under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.

The closing of each purchase pursuant to the Purchase Agreement will be no later than either (i) five business days after Alumni’s receipt of a Purchase Notice electing Purchase Price Option 1, (ii) one day after Alumni’s receipt of a Purchase Notice electing Purchase Price Option 2, or (iii) five business days after Alumni’s receipt of a Purchase Notice electing Purchase Option 3. We expect to consider market conditions, the trading price of the Common Stock, and the availability of other sources of financing when determining whether to make sales under the Purchase Agreement.

Under the applicable rules of the Nasdaq, in no event may we issue to Alumni under the Purchase Agreement Shares in an amount greater than 19.99% of the total number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain (i) stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) a written opinion from outside counsel that such approval is not required, which opinion shall be reasonably satisfactory to Alumni. The stockholders approved the issuance of shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement on July 23, 2026.

The Purchase Agreement prohibits us from directing Alumni to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Alumni (as calculated pursuant to Section 13(d) of the Exchange Act of 1934 would result in Alumni beneficially owning more than 9.99% of the outstanding Common Stock. The beneficial ownership limitation may be increased or decreased by mutual agreement of us and Alumni to any other percentage not in excess of 9.99%.

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We have agreed to pay Alumni a commitment fee (the “Commitment Fee”) equal to 1% of the Commitment Amount, at the election of the Company, by either (a) within five business days following the date on which the registration statement of which this prospectus is a part is declared effective by the SEC (the “Effectiveness Date”), issuing and delivering to Alumni a number of shares of Common Stock (the “Commitment Shares”) determined by dividing (x) 1% of the Commitment Amount by (y) the average VWAP for the five business days immediately preceding the Effectiveness Date, or by (b) within five (5) Business Days of the date of the Purchase Agreement, paying 1% of the Commitment Amount in cash. If we and Alumni mutually agree in writing to increase the Commitment Amount (the date of such agreement, the “Increase Date”), we will pay to the Investor an additional commitment fee (the “Additional Commitment Fee”) equal to one percent (1%) of such additional Commitment Amount (the “Additional Commitment Amount”) within five business days from the Increase Date, by either (a) issuing and delivering to Alumni a number of shares of Common Stock (the “Additional Commitment Shares”) determined by dividing (x) 1% of the Additional Commitment Amount by (y) the average VWAP for the five business days immediately preceding the Increase Date, or (b) paying 1% of the Additional Commitment Amount in cash. To the extent that Alumni determines, in its sole discretion, that it would beneficially own in excess of the beneficial ownership limitation, or as Alumni may otherwise choose, in lieu of shares of Common Stock, Alumni may elect to receive pre-funded warrants in lieu of shares of Common Stock in such manner to result in the same number of shares of Common Stock as Alumni would otherwise be eligible to receive.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell Shares. To the extent we sell Shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for commercialization and development of our products and product candidate, general corporate purposes, capital expenditures, working capital and general and administrative expenses.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties, or liquidated damages in the Purchase Agreement. Alumni has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock during certain periods.

Pursuant to the Purchase Agreement, we must (i) file or confidentially submit with the SEC, not later than August 21, 2026, a registration statement on Form S-1 covering the offering and sale of the Shares, (ii) use commercially reasonable efforts to cause the SEC to declare the registration statement effective within 120 days after date of the Purchase Agreement and (iii) register the Shares on Form S-3 as soon as such form is available. The filing of the registration statement of which this prospectus forms a part was made to satisfy obligation (i). The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of us, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither we nor Alumni may assign or transfer our or its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties except in writing. We do not know what the purchase price for our Common Stock will be or whether there will occur an exception to the Exchange Cap and therefore cannot be certain as to the number of shares we might issue to Alumni under the Purchase Agreement after the date of this prospectus. We are registering for resale under this prospectus 20,000,000 shares of Common Stock that we may issue and sell to Alumni under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell Shares to Alumni under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the full Commitment Amount. If all of such 20,000,000 shares of Common Stock offered hereby were issued and outstanding as of the date of this prospectus, such shares would represent approximately 89.7% of the total number of our outstanding shares of Common Stock.

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Issuances of our Common Stock to Alumni under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to Alumni under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Alumni under the Purchase Agreement. See “Risk Factors.”

Conditions to Commencement and for Delivery of Fixed Purchase Notices

Our ability to deliver purchase notices to Alumni under the Purchase Agreement is subject to the satisfaction by us, of certain conditions, all of which are entirely outside of Alumni’s control, including the following:

● the accuracy in all material respects of our representations and warranties included in the Purchase Agreement on the date of the Purchase Agreement and the date of each closing of a purchase and sale under the Purchase Agreement;

● us having performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

● the registration statement that includes this prospectus (and amendment or supplement thereto) shall remain effective for the offering and sale of the Shares and (i) we shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such registration statement or the prospectus shall exist. Alumni shall not have received any notice from us that the registration statement, prospectus and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act;

● the number of Shares then to be purchased by Alumni shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then beneficially or deemed beneficially owned by Alumni would result in Alumni owning more than the Beneficial Ownership Limitation;

● trading in the Common Stock shall not have been suspended by the SEC or the principal market for the Common Stock, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the principal market for the Common Stock;

● the issuance of the Shares shall not exceed the Exchange Cap if applicable (subject to appropriate adjustment for any stock dividend, stock split, reverse stock split, or similar transaction that proportionately decreases or increases the Common Stock) unless we (1) obtain the approval of our stockholders as required by the applicable rules and regulations of the principal market for issuances of Common Stock in excess of such amount or (2) obtains a written opinion from outside counsel to us that such approval is not required, which opinion shall be reasonably satisfactory to Alumni.

● the absence of any statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Purchase Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Purchase Agreement;

● the Common Stock must be DWAC eligible and not subject to a “DTC chill”; and

● all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC.

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Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

● June 30, 2028;

● the date on which Alumni shall have purchased Shares for an aggregate purchase price of the Commitment Amount;

● the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us, a custodian is appointed us in a bankruptcy proceeding for all or substantially all of our property, or we make a general assignment for the benefit of our creditors; and

● twenty business days after we give written notice of termination of the Purchase Agreement.

No Short-Selling or Hedging by Alumni

Alumni has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All Shares registered in this offering that may be issued or sold by us to Alumni under the Purchase Agreement are expected to be freely tradable. The resale by Alumni of a significant number of Shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Alumni, if any, will depend upon market conditions and other factors to be determined by us. If and when we do sell Shares to Alumni, after Alumni has acquired the Shares, Alumni may resell all, some or none of those Shares at any time or from time to time in its discretion. Therefore, sales to Alumni by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of Shares to Alumni under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Shares or the mere existence of our arrangement with Alumni may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Shares to Alumni, and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us, subject to certain conditions.

The following tables set forth the amount of gross proceeds we would receive from Alumni from our sale of shares of Common Stock to Alumni under the Purchase Agreement at varying purchase prices:

Assumed Purchase Price Per Share(1)		Total Number of Shares	Percentage of Outstanding Common Stock After Giving Effect to the Issuance of the Shares(2)	Proceeds from the Sale of the Shares(2)
$1.75		11,428,571	83%	$20,000,000
$1.50		13,333,333	85%	$20,000,000
$1.25		16,000,000	87%	$20,000,000
$0.99	(3)	20,000,000	90%	$19,740,000
$0.75		20,000,000	90%	$15,000,000
$0.50		20,000,000	90%	$10,000,000

(1)	Assumes that the purchase price per share equals 94% of the lowest daily VWAP of the Common Stock during the pricing period.
(2)	Based on 2,295,035 shares of Common Stock outstanding as of July 23, 2026.
(3)	Represents the average of the high and low reported prices of our Common Stock as reported on the Nasdaq on July 22, 2026, which date is within five business days prior to the filing date of the registration statement of which this prospectus forms a part.

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DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

Common Stock

The following description of the our Common Stock and provisions of our Articles of Incorporation and Bylaws are summaries and are qualified by reference to our Articles of Incorporation and Bylaws.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, par value $0.0001 per share. Each stockholder of our Common Stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our Common Stock are entitled to receive dividends when and if declared by our board of directors from funds legally available for such purpose. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the Shares that may be issued by us to the Selling Stockholder under the Purchase Agreement. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “The Alumni Capital Transaction” above. We are registering the shares of Common Stock pursuant to the provisions of the Purchase Agreement we entered into with the Selling Stockholder on July 24, 2026, in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, The Selling Stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Alumni Capital LP.

The Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of July 23, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares of Common Stock in this offering. We do not know how long the Selling Stockholder will hold the shares of Common Stock before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares of Common Stock.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment powers. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 2,295,035 shares of our Common Stock outstanding on 23, 2026. Because the purchase price of the Shares issuable under the Purchase Agreement is determined on each purchase date, the number of Shares that may actually be sold by us under the Purchase Agreement may be fewer than those being offered by this prospectus. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Stockholder	Number(1)	Percent	Prospectus	Number(2)	Percent
Alumni Capital LP (4)	0	-%	20,000,000	0	-%

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the Shares that the Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such Shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to the Selling Stockholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than $1.02 per share, the closing price of our Common Stock on the trading day prior to the date we executed the Purchase Agreement, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Assumes the sale of all Shares being offered pursuant to this prospectus.

(3)	The business address of Alumni Capital LP is 80 SW 8th Street, 20th Floor, Miami, Florida 33131. The general partner of Alumni Capital LP is Alumni Capital GP LLC. Ashkan Mapar is the manager of Alumni Capital GP LLC and, as such, has voting and disposition control over the Shares.

PLAN OF DISTRIBUTION

The 20,000,000 Shares offered by this prospectus are being offered for resale by the Selling Stockholder. The securities may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the securities offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	any combination of the foregoing; or

●	any other method permitted pursuant to the Purchase Agreement and applicable law.

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The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more unaffiliated, registered broker-dealers to effectuate all sales, if any, of our Common Stock that it may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $74,234.

The Selling Stockholder has represented to us that, at no time prior to the date of the Purchase Agreement, has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock, which establishes a net short position with respect to our Common Stock. The Selling Stockholder has agreed that during the term of the Purchase Agreement, neither the Selling Stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

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We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Glaser Weil Fink Howard Jordan & Shapiro LLP.

EXPERTS

The consolidated financial statements of INVO Fertility, Inc. as of December 31, 2025 and for the year ended December 31, 2025, incorporated by reference in this prospectus, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their audit report thereon (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 3 to the consolidated financial statements), have been so incorporated in reliance on the report of said firm given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of INVO Fertility, Inc. as of December 31, 2024 and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, as set forth in their audit report thereon (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 3 to the consolidated financial statements), have been so incorporated in reliance on the report of said firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information will be available at the website of the SEC referred to above. We maintain a website at https://www.invofertility.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on June 2, 2026, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025 filed with the SEC on June 12, 2026;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on June 22, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 26, 2026, January 30, 2026, February 24, 2026, March 31, 2026, April 29, 2026, June 2, 2026, June 2, 2026, June 16, 2026, June 22, 2026, June 25, 2026 and July 24, 2026; and

●	the description of our Common Stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus Supplement and the Base Prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Base Prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

INVO Fertility, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

legal@invofertility.com

Copies of these filings are also available through the “Investors” section of our website at https://www.invofertility.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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INVO Fertility, Inc.

Up to 20,000,000

Shares of Common Stock

PROSPECTUS

The date of this prospectus is            , 2026.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$2,734.38
FINRA Fees	$-
Transfer agent and registrar fees and expenses	$-
Legal fees and expenses	$50,000
Printing fees and expenses	$-
Accounting fees and expenses	$21,500
Miscellaneous fees and expenses	$-
Total	$74,234.38

Item 14. Indemnification of Officers and Directors.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

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Our articles of incorporation provide for indemnification of our officers and directors to the fullest extent permissible under Nevada General Corporation Law, in accordance with our Bylaws. Our Bylaws provide for indemnification of our officers and directors to the fullest extent not prohibited by the Nevada; provided however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors; (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or; (iv) such indemnification is a result of the enforcement of a contractual right.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Except as specified herein, all share and price per share information in Part II of this registration statement have been adjusted to reflect our 1-for-5 reverse stock split (the “Reverse Split”) of our outstanding Common Stock, which became effective for the trading of our Common Stock on March 27, 2026.

In July 2023, we issued 12 shares of Common Stock in consideration of a settlement with a third party. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On August 21, 2023, we issued 13 shares of Common Stock upon exercise of an existing warrant on a net-exercise basis. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act of 1933, as amended.

In September 2023, we issued 6 shares of Common Stock to consultants in consideration of services rendered with a fair value of $11,250. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In November 2023, we issued 6 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In February 2024, we issued 88 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On April 8, 2024, we issued a promissory note with an aggregate principal amount of $275,000, which was convertible into shares of Common Stock, a warrant to purchase 159 shares of Common Stock at an exercise price of $1728.00 per share, a warrant to purchase 348 shares of Common Stock at an exercise price of $14.40, and 35 shares of Common Stock, for a purchase price of $250,000. Carter, Terry, & Company, Inc. acted as placement agent for the transaction, for which it received a cash fee of $25,000 and 41 restricted shares of Common Stock. These securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

In April 2024, we issued 9 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In May 2024, we issued 8 shares of our Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

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In August 2024, we issued 30 shares of our Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In the second quarter of 2024, we issued 77 shares of our Common Stock upon conversion of $197,033 of convertible promissory notes and accrued interest. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In October 2024, we issued 37 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In October 2024, we issued 132 shares of our Common Stock upon conversion of $190,000 of convertible promissory notes and accrued interest. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 30, 2025, we issued warrants (the “April 2025 Common Warrants”) to purchase up to an aggregate of 5,823 shares of Common Stock at an exercise price of $193.20 per share. Pursuant to the adjustment provisions in these warrants, on July 28, 2025, the number of shares Common Stock underlying these warrants was adjusted to 64,245 shares, and the exercise price of these warrants was adjusted to $17.51 per share, following the implementation of a 1-for-3 reverse stock split that occurred on July 21, 2025. Pursuant to the adjustment provisions in these warrants, on December 5, 2025, the number of shares Common Stock underlying these warrants was adjusted to 216,833 shares, and the exercise price of these warrants was adjusted to $1.4898 per share, following the implementation of the 1-for-8 reverse stock split that occurred on November 28, 2025. These warrants were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective as of May 23, 2025, we issued 2,054 shares of our Series C-2 Preferred in exchange for shares of our Series C-1 Convertible Preferred Stock. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective as of May 23, 2025, we issued an Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026 in exchange for a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 26, 2025, an institutional investor and existing holder exercised its right to acquire 500 shares of Series C-2 Preferred, with an aggregate stated value of $500,000, for $500,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $114.00. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder were sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On June 30, 2025, we issued 1,800 shares of Series C-2 Preferred in exchange for $1,800,000 in principal amount, plus accrued and unpaid interest thereon, of an Amended and Restated Debenture. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 30, 2025, we issued 630 shares of Series C-2 Preferred as consideration in connection with our exchange of 1,800 shares of Series C-2 Preferred for $1,800,000 in principal amount, plus accrued and unpaid interest thereon, of an Amended and Restated Debenture. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

During the second quarter of 2025, we issued an aggregate of 2,193 shares of our Common Stock upon conversion of $250,000 in principal amount due under an amended and restated 7.0% debenture (the “Amended and Restated Debenture”). The shares were issued without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

II-3

On July 17, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $79.812 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On July 28, 2025, an institutional investor and existing holder exercised its right to an additional acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $75.636 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On August 4, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $61.36 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On August 14, 2025, an institutional investor and existing holder exercised its right to acquire 250 shares of Series C-2 Preferred, with an aggregate stated value of $250,000, for $250,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $59.06 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering

On August 21, 2025, we issued the Second Amended and Restated Debenture in exchange for Amended and Restated Debenture. In consideration of the foregoing exchange and amendments pursuant to the August 2025 Amendment and Exchange Agreement, we and Five Narrow Lane LP agreed to reduce the outstanding principal amount of the Second Amended and Restated Debenture by $1,300,000 in exchange for receipt of shares of 1,300 Series C-2 Preferred with aggregated stated value of $1,300,000. In consideration thereof, we issued 325 shares of additional Series C-2 Preferred to the holder of the Second Amended and Restated Debenture. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 28, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $35.568 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On September 8, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $29.448 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On September 29, 2025, we issued 1,334 shares of Series C-2 Preferred with an aggregated stated value of $1,334,000 in exchange a Second Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026. In consideration thereof, we issued issue 467 additional shares of Series C-2 Preferred Stock. As a result, the Second Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026 has been paid in full and fully extinguished. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

II-4

On September 30, 2025, an institutional investor and existing holder exercised its right to acquire 400 shares of Series C-2 Preferred, with an aggregate stated value of $400,000, for $400,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $28.564 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On October 6, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $26.572 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On October 16, 2025, an institutional investor and existing holder exercised its right to acquire 500 shares of Series C-2 Preferred, with an aggregate stated value of $500,000, for $500,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $5.3144 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On December 3, 2025, we issued to an institutional investor, in a private placement, our securities, in the aggregate amount of approximately $4,000,000, comprised of 47,000 shares of Common Stock, prefunded common stock purchase warrants (the “December 2025 Pre-Funded Warrants”) to purchase 426,373 shares of Common Stock at an exercise price of $0.0005 per share, and common stock purchase warrants (the “December 2025 Common Warrants”) to purchase 946,746 shares of Common Stock at an exercise price of $8.45 per share. Further, we issued to Maxim Group LLC, as placement agent for the foregoing private placement, common stock purchase warrants to purchase 23,669 shares of Common Stock at an exercise price of $10.5625 per share. The shares and the warrants were sold and issued, and the shares of Common Stock issuable upon exercise of the warrants will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

During December 2025, we issued an aggregate of 426,373 shares of Common Stock upon exercise of outstanding December 2025 Pre-Funded Warrants held by an institutional investor at an exercise price of $0.0005 per share. Issuance of the shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended.

On January 20, 2026, we issued an aggregate of 19,200 upon the cash exercise of outstanding April 2025 Warrants held by an institutional investor at an exercise price of $7.449. Issuance of the shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended.

On January 20, 2026, we issued an aggregate of 84,730 shares of Common Stock upon the cashless exercise of 131,828 outstanding April 30, 2025 Warrants held by an institutional investor. The shares were issued without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

On January 30, 2026, we issued 946,746 shares of Common Stock upon the cash exercise of outstanding December 2025 Common Warrants held by an institutional investor at a reduced exercise price of $7.95 per share. Such exercise was made pursuant to a warrant inducement letter agreement, dated January 28, 2026, between us and such institutional investor. Issuance of the shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended. A portion of the shares issuable upon such exercise are being held in abeyance due to the beneficial ownership limitation contained in such December 2025 Common Warrants.

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On January 30, 2026, we issued warrants to an institutional investor to purchase up to an aggregate of 1,893,492 shares of Common Stock at an exercise price of $7.95 per share. Issuance of the warrants was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On June 29, 2026, we issued an aggregate of 90,000 shares of Common Stock upon partial conversion of an outstanding convertible note held by an institutional investor at a conversion price of $1.60. Issuance of the shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended.

On July 1, 2026, we issued an aggregate of 54,000 shares of Common Stock upon the cash exercise of an outstanding convertible note held by an institutional investor at a conversion price of $1.60. Issuance of the shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended.

Since September 30, 2025, we have issued 347,898 shares of our Common Stock upon conversion of 10,198 shares of Series C-2 Preferred. The shares were issued without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on July 24, 2026.

INVO FERTILITY, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Shum his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 24, 2026.

Signature	Title	Date

/s/ Steven Shum	Chief Executive Officer and Director	July 24, 2026
Steven Shum	(principal executive officer)

/s/ Terah Krigsvold	Chief Financial Officer	July 24, 2026
Terah Krigsvold	(principal financial officer)

*	Director	July 24, 2026
Trent Davis

*	Director	July 24, 2026
Matthew Szot

*	Director	July 24, 2026
Barbara Ryan

*	Director	July 24, 2026
Rebecca Messina

*By:	/s/ Steven Shum
Steven Shum, Attorney-in-Fact

Date: July 24, 2026

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1****	Placement Agency Agreement by and between the INVO Fertility, Inc. and Maxim Group LLC, dated December 2, 2025. Incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2025.
3.1****	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.
3.2****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2020.
3.3****	By-Laws of the registrant. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 13, 2007.
3.4****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2023.
3.5****	Certificate of Amendment. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2023.
3.6****	Certificate of Designation Establishing Series A Preferred Stock of the registrant. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023.
3.7****	Certificate of Designation Establishing Series B Preferred Stock of the registrant. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023.
3.8****	Amendment No. 1 to Bylaws of the registrant. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023.
3.9****	Amendment to Articles of Incorporation of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.10****	Certificate of Designation Establishing Series C-1 Convertible Preferred Stock of the registrant Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.11****	Certificate of Designation Establishing Series C-2 Convertible Preferred Stock of the registrant Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.12****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2025.
3.13****	Certificate of Amendment. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2025.
3.14****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2025.
3.15****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2025.
3.16****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2025.
3.17****	Certificate of Amendment. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2026.
4.1****	Form of New Warrant. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2025 and incorporated herein by reference.
4.2****	Certificate of Amendment to the Certificate of Designation of the Series C-1 Non-Voting Convertible Preferred Stock of INVO Fertility, Inc. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025 and incorporated herein by reference.
4.3****	Certificate of Amendment to the Certificate of Designation of the Series C-2 Non-Voting Convertible Preferred Stock of INVO Fertility, Inc. Filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025 and incorporated herein by reference.
4.4****	Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026. Filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025 and incorporated herein by reference.
4.5****	Certificate of Amendment to the Certificate of Designation of the Series C-2 Non-Voting Convertible Preferred Stock. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025 and incorporated herein by reference.
4.6****	Second Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025 and incorporated herein by reference.
4.7****	Form of Pre-Funded Warrant. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2025 and incorporated herein by reference.
4.8****	Form of Common Warrant. Filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2025 and incorporated herein by reference.
4.9****	Form of Placement Agent Warrant. Filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2025 and incorporated herein by reference.
4.10****	Form of New Warrant. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2026 and incorporated herein by reference.
5.1*	Opinion of Glaser Weil Fink Howard Jordan & Shapiro LLP

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10.1****	Joinder Agreement by and among Five Narrow Lane LP and the registrant dated as of October 11, 2024, filed as exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024 and incorporated herein by reference.
10.2****	Inducement Letter Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc dated April 30, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2025.
10.3****	Binding Term Sheet dated May 14, 2025 between the registrant and Dr. Elizabeth Pritts. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2025.
10.4****	Exchange Agreement by and among NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.5****	NAYA Therapeutics Inc. Secured Convertible Promissory Note Due November 28, 2026. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.6****	Security Agreement by and among NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.7****	Side Letter Agreement by and among NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.8****	Exchange Agreement by and among GreenBlock Capital and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.9****	Consent and Release Agreement among Decathlon Alpha V L.P., NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.10****	Consent and Release Agreement among Five Narrow Lane LP NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.11****	Amendment and Exchange Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc. dated as of May 23, 2025. Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.12****	Amendment to Securities Purchase Agreement by and Among INVO Fertility, Inc. and Five Narrow Lane LP, dated as of June 29, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025.
10.13****	AIR Exercise and Reload Agreement by and Among INVO Fertility, Inc. and Five Narrow Lane LP, dated as of June 29, 2025. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025.
10.14****	Amendment and Exchange Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc., dated as of August 21, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025.
10.15****	Side Letter Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc., dated as of August 21, 2025. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025.
10.16****	Restated Third Amendment to Revenue Loan and Security Agreement by and among Steve Shum, INVO Fertility, Inc., the Guarantors identified on the signature page thereto, and Decathlon Alpha V, L.P., dated as of September 22, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2025.
10.17****	Exchange Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc., dated as of September 29, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2025.
10.18****	Settlement and Mutual Release Agreement by and among Dr. Elizabeth Pritts, Fertility Labs of Wisconsin, LLC, Wood Violet Fertility LLC, Wisconsin Fertility and Reproductive Surgery Associates, S.C., INVO Centers, LLC, and INVO Fertility, Inc., dated as of September 30, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2025.
10.19****	Form of Securities Purchase Agreement by and between INVO Fertility, Inc. and certain investors dated December 2, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2025 and incorporated herein by reference.
10.20****	Form of Registration Rights Agreement by and between INVO Fertility, Inc. and the Purchaser dated December 2, 2025. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2025 and incorporated herein by reference.
10.21****

Asset Purchase Agreement by and between INVO Centers LLC, Family Beginnings, PC, and James Donahue, MD dated December 15, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025.

10.22****	Amended and Restated Employment Agreement by and between INVO Fertility, Inc. and Terah Krigsvold dated December 30, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2026.
10.23****	Amendment to Employment Agreement by and between INVO Fertility, Inc. and Andrea Goren dated December 30, 2025. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2026.
10.24****	Inducement Letter Agreement by and among Armistice Capital Master Fund Ltd. and INVO Fertility, Inc. dated January 28, 2026. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2026.
10.25****	Financial Advisor Agreement by and between INVO Fertility, Inc. and Maxim Group LLC, dated January 28, 2026. Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2026.
10.26****	Letter Agreement between INVO Fertility, Inc. and JAG Multi Investments LLC dated May 2026.
10.27*	Membership Interest Transfer Agreement by and among INVO Centers, LLC, Karen Hammond, Lisa Ray, and Nicholas Cataldo dated June 23, 2026.
16.1****	Letter from M&K CPAS, PLLC to the Securities and Exchange Commission dated September 5, 2025 regarding a change in the Company’s certifying accountant. Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2025.
21.1****	Subsidiaries filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated herein by reference.
23.1*	Consent of WithumSmith+Brown, PC
23.2*	Consent of M&K CPAs, PLLC
23.3*	Consent of Glaser Weil Fink Howard Jordan & Shapiro LLP (included as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith

** Furnished herewith

*** To be filed by amendment

**** Previously filed

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